CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors and Shareholders
Computer Horizons Corp.


We have issued our report dated February 15, 1999 included in Computer Horizons Corp.'s current report on Form 8-K dated March 16, 1999 on the consolidated restated financial statements and schedule as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which are incorporated by reference in this Registration Statement. It should be noted that the independent public accountant's reports on financial statements and schedule previously incorporated by reference in the Annual Report of Computer Horizons Corp. on Form 10-K and incorporated by reference in this registration statement are no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling of interests. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8, covering shares of common stock, par value $.10 per share, to be offered pursuant to the Company's 1999 Employee Stock Purchase Plan.


/s/GRANT THORNTON LLP
---------------------
GRANT THORNTON LLP


Parsippany, New Jersey
March 17, 1999